As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 333-217860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

22-1831409

(I.R.S. Employer Identification Number)

777 Alexander Road, Suite 100

Princeton, NJ 08540

(609) 799-0071

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Moylan

Chief Executive Officer

Dataram Corporation

777 Alexander Road, Suite 100

Princeton, NJ 08540

(609) 799-0071

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Harvey Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-217860) of Dataram Corporation is being filed solely to file Exhibit 5.1. Accordingly this Amendment No. 1 consists solely of the facing page, this explanatory note, the signature page, and the exhibit filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on May 15, 2017.

DATARAM CORPORATION (Registrant)

/s/ David A. Moylan
David A. Moylan
Chief Executive Officer (Principal Executive Officer)

/s/ Anthony M. Lougee
Anthony M. Lougee
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David A. Moylan	Chief Executive Officer and Director	May 15, 2017
David A. Moylan	(Principal Executive Officer)

/s/ Anthony M. Lougee	Chief Financial Officer	May 15, 2017
Anthony M. Lougee	(Principal Financial and Accounting Officer)

/s/ *	Director	May 15, 2017
Edward M. Karr

/s/ *	Director	May 15, 2017
Trent D. Davis

/s/ *	Director	May 15, 2017
Michael E. Markulec

By:	/s/ David A. Moylan
David A. Moylan